UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2026

HORIZON BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-10792	35-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
515 Franklin Street
Michigan City, IN 46360
(Address of principal executive offices, including zip code)

(219) 879-0211
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	HBNC	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement of James B. Dworkin

James B. Dworkin, a member of the Board of Directors (the “Board”) of Horizon Bancorp, Inc. (the “Company”), submitted notice on January 20, 2026 that he will retire from the Board at the end of his current term and will not stand for re-election at the Company's 2026 annual meeting of shareholders. He will also retire from the Board of Directors of the Company's wholly owned subsidiary, Horizon Bank, effective at the expiration of his current term as a director of the Company. The decision by Mr. Dworkin to retire as a director was not a result of any disagreement with the Board or management of the Company or Horizon Bank. Mr. Dworkin serves as a member and Chairman of the Wealth Management Committee and as a member of the Audit Committee. The Board thanks Mr. Dworkin for his years of service and contributions to the Company.

Resignation of Julie S. Freigang

Julie S. Freigang, a member of the Board of Directors (the “Board”) of Horizon Bancorp, Inc. (the “Company”), submitted notice on January 20, 2026 that she will resign from the Board, effective January 20, 2026. She will also retire from the Board of Directors of the Company's wholly owned subsidiary, Horizon Bank, effective at the expiration of her current term as a director of the Company. The decision by Ms. Freigang to retire as a director was not a result of any disagreement with the Board or management of the Company or Horizon Bank. Ms. Freigang serves as a member and Chairwoman of the Operations & Cyber Security Committee and as a member of the Audit Committee. The Board thanks Ms. Freigang for her years of service and contributions to the Company.

Decrease in Board of Directors

On January 20, 2026, the Board of Horizon Bancorp, Inc. (the “Company”) decreased the size of the Board from 13 to 12 members by decreasing the Board Class of 2027 by one position, effective on January 20, 2026, and by one position from 12 to 11 member, effective upon the conclusion of the Company’s annual meeting on May 7, 2026.

Item 8.01 Other Events

On January 26, 2026, the Company issued a press release announcing the retirement of Mr. Dworkin and resignation of Ms. Freigang. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
EXHIBIT INDEX
Exhibit No.	Description	Location
99.1	Press Release, dated January 26, 2026	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 26, 2026	HORIZON BANCORP, INC.

		By:	/s/ John R. Stewart, CFA
John R. Stewart, CFA
Executive Vice President & Chief Financial Officer

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